SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2012

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238
(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota		55318
(Address of principal executive offices)		(Zip Code)

Telephone Number: (952) 448-5440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 11, 2012, Tokyo Electron Limited, a Japanese corporation (“TEL”), announced that the offering period, as extended (the “Offering Period”), relating to the offer (the “Offer”) by RB Merger Corp., a Minnesota corporation (“Merger Sub”) and an indirect, wholly owned subsidiary of TEL, to purchase all of the outstanding shares of common stock, no par value (the “Common Stock”), of FSI International, Inc., a Minnesota corporation (the “Company”), at a price of $6.20 per share of Common Stock, in cash, net to the seller, without interest thereon and subject to reduction for any applicable withholding taxes (the “Merger Consideration”), expired at 12:00 midnight, New York City time, on October 10, 2012. As of the expiration of the Offering Period, the depositary for the Offer advised Merger Sub and TEL that a total of 35,259,572 shares of Common Stock were validly tendered in the Offer during the Offering Period (not including 1,071,523 shares of Common Stock subject to guaranteed delivery procedures), representing approximately 89.50% of the Company’s outstanding shares of Common Stock. Merger Sub has accepted for payment all shares of Common Stock that were validly tendered and not properly withdrawn in the Offering Period and payment for such shares of Common Stock has been or will be made promptly in accordance with the terms of the Offer. The Offer and the Offering Period occurred pursuant to the Agreement and Plan of Merger, dated as of August 13, 2012 (the “Merger Agreement”), by and among TEL, Merger Sub and the Company. TEL has advised the Company that it has provided Merger Sub with sufficient funds from internally available cash to pay for the shares of Common Stock accepted for payment in connection with the Offer.

On October 11, 2012, in accordance with the terms of the Merger Agreement and as further described in Item 3.02 of this Current Report, Merger Sub exercised its option (the “Top-Up Option”) to purchase directly from the Company a number of newly-issued shares of Common Stock that, when added to the number of shares of Common Stock owned by Merger Sub, TEL and their related organizations immediately prior to the exercise of such Top-Up Option, resulted in Merger Sub, TEL and their related organizations owning up to one share more than 90% of the outstanding shares of Common Stock, on a fully diluted basis, but not less than one share more than 90% of the outstanding shares of Common Stock, on a non-fully diluted basis (after giving effect to the exercise of such Top-Up Option). Pursuant to the exercise of such Top-Up Option, Merger Sub purchased directly from the Company 2,000,000 shares of Common Stock on October 11, 2012.

On October 11, 2012, Merger Sub effected a “short-form” merger, pursuant to which Merger Sub merged with and into the Company (the “Merger”) in accordance with the terms of the Merger Agreement and the Minnesota Business Corporation Act (the “MBCA”), with the Company continuing as the surviving corporation. At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by Merger Sub, TEL or any direct or indirect wholly owned subsidiary of TEL or of the Company, and shares of Common Stock held by dissenting shareholders who properly exercise dissenter’s rights under the MBCA) was, by virtue of the Merger and without any action on the part of the holders of the Shares, converted into the right to receive the Merger Consideration. As a result of the Merger, the Company became an indirect, wholly owned subsidiary of TEL and, following the close of trading on the NASDAQ Global Market on the date of the Merger, the shares of Common Stock will cease to be traded on the NASDAQ Global Market.

The aggregate purchase price to acquire all outstanding shares of Common Stock and equity interests of the Company was approximately $253 million.

The description of the Offer and Offering Period set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 13, 2012 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Market of its intent to remove the Common Stock from listing and requested that the NASDAQ Global Market file a delisting application with the Securities and Exchange Commission to delist the Common Stock.

Item 3.02.	Unregistered Sale of Equity Securities.

Pursuant to the Top-Up Option, on October 11, 2012 Merger Sub purchased directly from the Company 2,000,000 shares of Common Stock (the “Top-Up Shares”) at a price of $6.20 per share, the same amount paid for each share tendered and accepted for payment by Merger Sub pursuant to the Offer. Merger Sub paid the purchase price by delivery to the Company of a promissory note in the amount of $12,400,000. The Top-Up Shares, when combined with the shares of Common Stock purchased in the Offer in the Offering Period, were sufficient to give Merger Sub aggregate ownership of more than 90% of the outstanding shares of Common Stock. At the time of the exercise of the Top-Up Option, Merger Sub was an indirect, wholly owned subsidiary of TEL. At the effective time of the Merger, the Top-Up Shares were cancelled. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

On October 11, 2012, pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock not tendered and purchased pursuant to the Offer (other than shares of Common Stock owned by Merger Sub, TEL or any direct or indirect wholly owned subsidiary of TEL or of the Company, and Shares held by dissenting shareholders who properly exercise dissenter’s rights under the MBCA) was converted into the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information disclosed in Item 2.01 is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger, Kenji Washino, as the sole director and Chief Executive Officer and Chief Financial Officer of Merger Sub, became the sole director and Chief Executive Officer and Chief Financial Officer of the Company as the surviving corporation of the Merger pursuant to the plan of merger included in the Merger Agreement. As of the effective time of the merger, Zoltan Papp, as the Secretary of Merger Sub, became the Secretary of the Company as the surviving corporation of the Merger pursuant to the Plan of Merger included in the Merger Agreement. Pursuant to the terms of the Merger Agreement, each of James A. Bernards, Terrence W. Glarner, Donald S. Mitchell, David V. Smith and Stanley K. Yarbro was removed as a director of the Company at the effective time of the Merger. Following the effective time of the Merger on October 11, 2012, Kenji Washino was elected Chairman of the board of directors, each of Barry Mayer, Yoshiteru Harada and Donald Mitchell was elected as a director, Donald Mitchell was elected President, Benno Sand was elected Executive Vice President, Toshihiko Nishigaki and Toshiki Kawai were each elected Senior Vice President and Scott Sechovec was elected Treasurer of the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s articles of incorporation were amended and restated in their entirety. A copy of the Company’s articles of incorporation, as amended and restated in connection the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety. A copy of the Company’s bylaws, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.

By:	/s/ Kenji Washino
Kenji Washino
Chief Executive Officer and Chief Financial Officer

Date: October 11, 2012

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company